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                             BRADLEES, INC.                                       Exhibit 20
                       CONDENSED INCOME STATEMENT                                 Page 1 of 3
                           MANAGEMENT FORMAT
                             (IN MILLIONS)



                                                                      FISCAL 1998 SUMMARY FINANCIAL FORECAST
                                             First-Half     Third Quarter         Fourth Quarter               Annual
                                               Actuals   Forecast     Plan*   Forecast       Plan*   Forecast   Plan*   Last Year
INCOME SUMMARY:
 Owned Sales                                    $591.2 :  $327.9      $327.5 :  $445.0       $439.3 : $1,364.1  $1,330.0  $1,337.6
 Food Service Sales                                3.0 :     1.7         1.7 :     1.8          1.8 :      6.5       6.7       6.8
 Leased Department Sales                          21.9 :    12.1        12.0 :    12.3         12.2 :     46.3      47.2      47.8
                                          -------------:---------------------:----------------------:------------------------------
 Total Sales                                     616.1 :   341.7       341.2 :   459.1        453.3 :  1,416.9   1,383.9   1,392.2
                                                       :                     :                      :
 Gross Margin $                                  176.3 :    98.4        97.6 :   130.7        131.0 :    405.3     400.0     399.3
 Non-Recurring GOB Provision                         - :       -           - :       -            - :        -         -      (2.9)
                                          -------------:---------------------:----------------------:------------------------------
 Adjusted Gross Margin                           176.3 :    98.4        97.6 :   130.7        131.0 :    405.3     400.0     396.4
 Gross Margin % (based on owned sales)            29.8%:    30.0%       29.8%:    29.4%        29.8%:     29.7%     30.1%     29.6%
                                                       :                     :                      :
 SG&A Expenses                                  (184.8):   (97.3)      (93.9):  (101.0)       (99.2):   (383.0)   (380.7)   (382.9)
                                                       :                     :                      :
 Other Income                                      5.7 :     3.5         3.2 :     3.5          3.4 :     12.7      12.7      12.1
 Add Back Non-Recurring GOB Provision                - :       -           - :       -            - :        -         -       2.9
                                          -------------:---------------------:----------------------:------------------------------
 EBITDA before Restruct. and Property Gains       (2.8):     4.6         6.9 :    33.2         35.2 :     35.0      32.0      28.5
                                                       :                     :                      :
 Gain on Disposition of Properties                 1.6 :       -           - :       -            - :      1.6         -       6.6
                                          -------------:---------------------:----------------------:------------------------------
 EBITDA before Restructuring                      (1.2):     4.6         6.9 :    33.2         35.2 :     36.6      32.0      35.1
 Cash Impact from Restructuring                   (2.6):    (0.4)       (0.2):    (0.4)        (0.1):     (3.5)     (2.2)     (7.2)
                                          -------------:---------------------:----------------------:------------------------------
 EBITDA after Restructuring                       (3.8):     4.2         6.7 :    32.8         35.1 :     33.1      29.8      27.9
                                          -------------:---------------------:----------------------:------------------------------
 Add back Cash Impact from Restructuring           2.6 :     0.4         0.2 :     0.4          0.1 :      3.5       2.2       7.2
 Less Gain on Dispos. of                               :                     :                      :
   Property (in Reorg. Items)                     (1.9):       -           - :       -            - :     (1.9)        -      (1.2)
 Less Non-Recurring GOB Provision                    - :       -           - :       -            - :        -         -      (2.9)
 Depreciation & Amortization Expense             (16.5):    (7.9)       (8.5):    (7.7)        (8.1):    (32.1)    (34.4)    (36.2)
 Interest and Debt Expense                        (7.6):    (4.5)       (4.6):    (4.4)        (4.4):    (16.5)    (16.8)    (16.6)
 Reorganization Items                             (0.2):    (2.1)       (2.1):    (2.0)        (2.1):     (4.3)     (8.3)     (0.8)
                                          -------------:---------------------:----------------------:------------------------------
 Net Income (Loss)                              ($27.4):   ($9.9)      ($8.3):   $19.1        $20.6 :   ($18.2)   ($27.5)   ($22.6)
                                          =========================================================================================

  * From the Form 8-K dated February 11, 1998.
  NOTE: EBITDA before restructuring and property gains is earnings (loss) before gains on disposition of properties, interest and debt expense, income taxes, restructuring and non-recurring items, asset impairment charge, reorganization and extraordinary items, and depreciation and amortization expense. At the time cash is received or expended for restructuring and non-recurring items, the cash amount is included in the calculation of EBITDA after restructuring.


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